FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/11/2023

Work Order Item Number:	W2023090801716-3137859
Filing Number:	20233468906
Filing Type:	Amended and Restated Articles
Filing Date/Time:	9/8/2023 1:16:00 PM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: C1211-1987

Entity Name: Golden Bee Health Products Investment Limited, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

Northwest Registered Agents, Inc.

401 Ryland Street Suite 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number C1211-1987
FVAguilar	Filing Number 20233468906
Secretary of State State Of Nevada	Filed On 9/8/2023 1:16:00 PM
	Number of Pages 5

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Golden Bee Health Products Investment Limited, Inc. Entity or Nevada Business Identification Number (NVID): NV19871017181
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.77%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) The Articles of Incorporation of the corporation shall be amended and restated as per Exhibit 3.1(a) (attach additional page(s) if necessary)
6. Signature: (Required)	X WEIQUN CHEN — Chief Executive Director Signature of Officer or Authorized Signer — Title X ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
GOLDEN BEE HEALTH PRODUCTS INVESTMENT LIMITED, INC. (formerly known as NOVAGANT CORP.)

Golden Bee Health Products Investment Limited, Inc. (formerly known as Novagant Corp.) a corporation organized under the laws of the state of Nevada, February 23, 1987 hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes 78.39 and 78.403.

A. The board of directors of the corporation has duly adopted resolutions proposing to amend the articles of incorporation of the corporation as set forth below, declaring such amendment to be advisable and in the best interests of the corporation.
B. The amendment of the corporation's articles of incorporation as set forth below has been duly approved by the majority stockholder of the corporation, which is sufficient for approval thereof.
C. This certificate sets forth the text of the articles of incorporation of the corporation, as amended in their entirety to this date as follows:

ARTICLE I

The name of the corporation (hereinafter called the "Corporation") Golden Bee Health Products Investment Limited, Inc.

ARTICLE II

Period of Duration. The period of duration of the Corporation is perpetual.

ARTICLE III

Purpose and Powers. The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature and to engage in any and all other lawful business.

The Articles of Incorporation shall be amended to read as follows:

ARTICLE IV

RESOLVED, by the Board of Directors of the Corporation, that the Articles of Incorporation of the Corporation be amended by adding the final sentence of Article FOURTH in its entirety and substituting in lieu thereof the following:

Capitalization. If shares of a class or series of Preferred Stock established by a resolution of the Board of Directors have been issued, the designation of the class or series, the number of the class or series and the voting powers, designations, preferences, limitations, restrictions and relative rights of the class or series may be amended solely by a resolution of the Board of Directors when a

court has ordered, adjudged and decreed that reasonable, but ultimately unsuccessful, attempts were made to contact the holders of the shares of such series.

ARTICLE VII

RESOLVED, by the Board of Directors of the Corporation, that the Articles of Incorporation of the Corporation be amended by striking another paragraph of Article SEVENTH in its entirety and substituting in lieu thereof the following:

Directors. Authority Vested in the Board.

Authority is hereby expressly vested in the Board of Directors, subject to the provisions of this ARTICLE VII and the limitations prescribed by law, the authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) The designation of such series.
(b) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
(c) The provisions as to voting, optional and/or other special rights and preferences, if any.

ARTICLE XII

FURTHER RESOLVED, by the Board of Directors of the Corporation, that the Articles of Incorporation of the Corporation be amended by adding the paragraph of Article TWELFTH in its entirety and substituting in lieu thereof the following:

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The Board of Directors shall also have power, without the assent or vote of the stockholders, to make and alter Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amended and Restated Articles of Incorporation of Golden Bee Health Products Investment Limited, Inc. as of September 4, 2023.

Golden Bee Health Products Investment Limited, Inc.	
/s/ *WeiQun Chen*	
By: WeiQun Chen, Chief Executive Officer	

Before me this 4th day of September 2023 personally appeared WeiQun Chen, the Chief Executive Officer of Golden Bee Health Products Investment Limited, Inc., who being duly sworn did acknowledge that he executed the forgoing instrument.

/s/ Longling Guo	
NOTARY PUBLIC	

	Longling Guo
	CHINA COMMERCIAL LAW FIRM Add:21-25/F, Hong Kong CTS Tower, No.4011, Shennan Boulevard, Futian District, Shenzhen, P.R.C